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EXHIBIT 99.5

STOCK PURCHASE INITIAL INVESTMENT FORM

Computershare	Please check only one box below: ☐
If you do not check any box, then FULL DIVIDEND REINVESTMENT will be assumed.
☐
FULL DIVIDEND REINVESTMENT
Reinvest all dividends for this account.

☐
PARTIAL DIVIDEND REINVESTMENT
Send any dividends in cash on            * whole shares and reinvest any remaining dividends.

*
Cannot be greater than the total number of certificated and/or book-entry shares that may hereafter be registered in your name.

☐
ALL CASH (NO DIVIDEND REINVESTMENT)
All dividends will be paid in cash.

The name and address above are for mailing purposes only. Please complete one of the ACCOUNT LEGAL REGISTRATIONS below to show the exact name in which the account will be established. (Please refer to the Definitions of Account Legal Registrations on the reverse side.)	Under each of the options above, participants may make additional cash investments by check or by automatic deductions from their U.S. bank or financial institution.

ACCOUNT LEGAL REGISTRATIONS (CHOOSE AND COMPLETE ONLY ONE):

☐ SINGLE/JOINT ACCOUNT	☐ CUSTODIAL ACCOUNT	☐ TRUST ACCOUNT
Name	Custodian's Name (only one custodian permitted)	Trust Name or Beneficiary
Joint Owner (if any)	Minor's Name	Trustee Name
Joint Owner (if any)	Minor's State of Residence	Date of Trust (mm/dd/yyyy)
Social Security Number—Primary Account Holder	Social Security Number—Minor	Employer Identification Number (EIN)
Social Security Number—Joint Account Holder	Social Security Number—Custodian
Date of Birth—Primary Account Holder (mm/dd/yyyy)	Date of Birth—Minor (mm/dd/yyyy)
Date of Birth—Joint Account Holder (mm/dd/yyyy)	Date of Birth—Custodian (mm/dd/yyyy)
ACCOUNT ADDRESS:
	Street			Apt. No.

	City	State	Zip Code	Daytime Phone No.
E-mail Address:

By signing this form, I acknowledge that I have received and read the plan document and agree to abide by the terms and conditions of the plan.

•
Certification: Under penalties of perjury, I certify that: (1) the number shown on this form is my correct taxpayer identification number, and (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a U.S. resident alien).

•
Certification Instructions: You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

•
The Internal Revenue Service does not require your consent to any provisions of this document other than the certifications required to avoid backup withholding.

SIGNATURE(S)	DATE
All joint owners must sign. .. This form will be rejected if it is not properly signed.

To enroll, you may make your initial investment by either check or automatic deductions from your U.S. bank or financial institution (see reverse). If you enroll by check, you may also authorize automatic deductions for future purchases of shares.

☐ Enclosed is a check for $	Check must be payable in U.S. Dollars to "Computershare" (Please include the name of the security in the Memo portion on your check.) Cash, traveler's checks, money orders or third party checks will not be accepted.

☐ I (We) authorize automatic deductions of funds from my (our) U.S. bank or financial institution as indicated on the reverse.

PLEASE REFER TO THE ENCLOSED PLAN DOCUMENT FOR THE MINIMUM AMOUNT OF THE INITIAL INVESTMENT        (SEE REVERSE)

DEFINITIONS OF ACCOUNT LEGAL REGISTRATIONS

1. SINGLE/JOINT:	Joint account will be presumed to be joint tenants with right of survivorship unless restricted by applicable state law or otherwise indicated. Only one Social Security Number is required.
2. CUSTODIAL:
A minor is the beneficial owner of the account with an adult custodian managing the account until the minor becomes of age, as specified in the Uniform Gifts or Transfers to Minors Act in the minor's state of residence.
3. TRUST:	Account is established in accordance with the provisions of a trust agreement.

AUTHORIZATION FORM FOR AUTOMATIC DEDUCTIONS
COMPLETE THE INFORMATION BELOW FOR PURCHASES USING AUTOMATIC DEDUCTIONS
Deductions can only be made from accounts at U.S. banks and financial institutions. Refer to the enclosed plan document for the minimum amount of each automatic deduction.

PLEASE PRINT ALL INFORMATION -->	Compare your own check (or savings deposit slip) to the example below and print the requested information as it appears on YOUR OWN CHECK (or savings deposit slip).
1.	Type of Account: ☐ Checking ☐ Savings
2.	Bank Account Number (see example below)
3.	Bank Routing Number (see example below)
4.	$ Amount of automatic deduction. (Refer to the enclosed plan document for the minimum amount). Express the withdrawal amount in whole dollars only, no cents.
5.
Cycle: ☐ 1st    ☐ 2nd
Refer to the enclosed plan document for the frequency of automatic deductions. If the plan permits deductions once a month, please shade in the box next to the "1st cycle." If the plan permits deductions twice per month, you must indicate your choice of deduction dates, either the earlier date (1st cycle) or the later date (2nd cycle), or both.
6.	Name on Bank Account (see example below)
7.	Financial Institution (see example below)
Branch Name
Branch Street Address
Branch City, State and Zip Code

Please enclose a copy of a VOIDED check or a savings deposit slip to verify banking information.

I (we) understand that in furnishing the information requested above and by signing this form, I (we) authorize Computershare to withdraw the specified amount by electronic funds transfer from the financial institution and account indicated. These funds will be used to purchase shares as described in the enclosed plan document. This authorization form will remain in effect until I (we) submit written revocation or terminate participation in the plan, and Computershare has sufficient time to act on that revocation or termination.

Signature(s)
Date	Daytime Phone Number

USE THIS ILLUSTRATION AS A GUIDE TO HELP YOU COMPLETE THE AUTHORIZATION FORM FOR AUTOMATIC DEDUCTIONS

{GRAPHIC]

Your Initial Investment Form, when completed and signed, should be mailed with your check (if applicable) in the enclosed envelope. If you do not have the envelope, mail your payment (if applicable) and the form to Computershare, P.O. Box 43081, Providence, RI 02940-3081.

For information about this plan, you may access Computershare's website at www.computershare.com/equiserve, call Computershare at the number listed in the enclosed plan document or write to Computershare at P.O. Box 43081, Providence, RI 02940-3081.

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STOCK PURCHASE INITIAL INVESTMENT FORM
ACCOUNT LEGAL REGISTRATIONS (CHOOSE AND COMPLETE ONLY ONE)
DEFINITIONS OF ACCOUNT LEGAL REGISTRATIONS